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                 FEDERAL DEPOSIT INSURANCE CORPORATION
                        Washington, D.C.  20429
                                FORM F-3



       CURRENT REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE
                ACT OF 1934 FOR THE MONTH OF APRIL 1995



FDIC Certificate No. 17385


                         INTERCONTINENTAL BANK
            (Exact name of bank as specified in its charter)

              200 SOUTHEAST FIRST STREET, MIAMI, FL  33131
                (Address of principal executive office)

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Item 9 - Submission of Matters to a Vote of Security Holders

On  April  26,  1995, the annual meeting of the shareholders of
Intercontinental Bank ("Intercontinental") was held.    The
shareholders elected the Board of Directors listed in the proxy statement for the annual meeting and approved the independent
auditors.    In addition, the shareholders authorized the Board of
Directors during the year following the Intercontinental Annual Meeting to increase the number of Directors by not more than one and to appoint a person to fill the resulting vacancy. The vote was as follows: 6,496,858 affirmative votes and 3,966 negative votes.


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                               SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                   Intercontinental Bank
                                                   (Bank)



May 8, 1995                                        /s/ Thomas E. Beier
Date                                               Thomas E. Beier
                                                   Executive Vice President